UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2017

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 25, 2017, the Board of Directors of SJW Group (the "Company") adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company to implement a majority vote standard for uncontested election of directors at the Company’s stockholder meetings. Under the Amended and Restated Bylaws, a director nominee will be elected only if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. Any incumbent director who does not receive the required majority votes must promptly submit his or her resignation to the Board. Within 90 days after the date of the meeting of stockholders, the Nominating & Governance Committee of the Board must make a recommendation to the Board as to whether to accept or reject the resignation. In the case of any future contested elections of directors, directors will continue to be elected by a plurality of the votes cast.

The provisions in the Amended and Restated Bylaws will be applicable to the Company’s 2017 Annual Meeting of Stockholders. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is filed as an exhibit to this Current Report on Form 8-K:

 Exhibit No.

3.1	Amended and Restated Bylaws of SJW Group effective as of January 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: January 25, 2017	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer